SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2001



                       Electrosource, Inc.
     (Exact name of registrant as specified in its charter)



      Delaware              0-16323             74-2466304
  (State or other      (Commission File       (IRS Employer
  jurisdiction of           Number)        Identification No.)
   incorporation)



       2809 IH 35 South                      78666
       San Marcos, Texas                  (Zip Code)
(Address of principal executive
           offices)


Registrant's telephone number, including area code: (512) 753-6500



Item 5.  Other Events

     Electrosource, Inc., has temporarily ceased battery production in its San Marcos, Texas plant. Manufacturing and support personnel have been furloughed. The Company expects to resume full production in the first quarter of 2001 and recall all employees.
However, as reported in the Company's most recent Form 10Q, the Company does not generate sufficient cash flow from its current level of business to sustain operations without supplemental funding from Kamkorp (the Company's majority shareholder) or other financial sources. Therefore its ability to restart production depends upon finding suitable sources of financing.
     Management is currently negotiating with several potential funding sources. While confident that adequate funding will be acquired in the near term, the Company can offer no assurance that these negotiations will be successful.

                           SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ELECTROSOURCE, INC.


                                   By:  /s/ Donald C. Perriello
                                           Donald C. Perriello
                                           Chief Accounting Officer
                                           Assistant Corporate Secretary

                                   Date:   January 19, 2001